AGENCY AGREEMENT

January 17, 2011

American Bonanza Gold Corp.
675 West Hastings Street, Suite 305
Vancouver, British Columbia
V6B 1N2

Attention:	Brian Kirwin, Chief Executive Officer

Dear Sir:

In furtherance of a letter agreement dated December 2, 2010 (the “Letter Agreement”) between American Bonanza Gold Corp. (the “Corporation”) and Wellington West Capital Markets Inc. (“WWCM” or the “Agent”) in connection with a proposed private placement by the Corporation, upon and subject to the terms and conditions set forth herein, the Agent agrees to offer for sale, as agent of the Corporation, on a best efforts basis through a fully marketed public offering, if, as and when issued by the Corporation up to 44,000,000 units of the Corporation (the “Units”) at a price of $0.35 per Unit (the ”Offering Price”) for aggregate gross proceeds of up to $15,400,000 (the “Offering”).

Each Unit will be comprised of one common share of the Corporation (each a “Unit Share”) and one-half of one purchase warrant (each whole warrant a “Warrant” and together with the Unit Shares and the Warrants, the “Underlying Securities”). Each Warrant will entitle the holder thereof to purchase one common share of the Corporation (each a “Warrant Share”) at a price of $0.45 at any time until 5:00 p.m. (Vancouver time) on the date which is 18 months after the Closing Date.

The Agent understands that the Corporation has prepared and filed a preliminary short form prospectus and all necessary documents relating thereto and will take all additional steps to qualify the Securities (as defined below) for distribution in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and New Brunswick (collectively, the “Qualifying Jurisdictions”) and to permit the sale of the Securities on a private placement basis, to purchasers in the United States or to persons who are U.S. Persons (as defined below) that are Accredited Investors (as defined below) in accordance with the terms of Schedule “A” hereto.

In addition, the Corporation hereby grants an option (the “Over-Allotment Option”) to the Agent entitling the Agent to offer for sale on and subject to the terms contained herein, up to an additional 6,000,000 common shares of the Corporation (the “Optioned Shares”) at a price of $0.345 per Optioned Share and/or up to an additional 3,000,000 warrants of the Corporation having the same terms as the Warrants (the “Optioned Warrants” and together with the Optioned Shares, the "Optioned Securities") at a price of $0.01 per Optioned Warrant, in any combination of the foregoing. The Over-Allotment Option is exercisable in whole or in part at any time, and from time to time, for a period of 30 days after and including the Closing Date (as defined below). If WWCM elects to exercise the Over-Allotment Option, WWCM shall notify the Corporation of its election in writing, not later than 48 hours prior to the proposed Option Closing Date (as defined below) which notice shall specify the number of Optioned Shares and/or Option Warrants to be issued and sold and the date (the “Option Closing Date”) on which such Optioned Shares and/or Option warrants are to be so issued and sold. Such Option Closing Date may be the same as the Closing Date but not later than 30 days following the Closing Date. The Over-Allotment Option may be exercised solely for the purpose of covering the over-allocation position (as such concept is defined in NI 41-101 (as defined below)) of the Agent created in connection with the offering of the Offered Shares and for market stabilization purposes.

The Agent intends to make a public offering of the Securities (as defined below) in the Qualifying Jurisdictions upon the terms set forth herein and in the Prospectus (as defined below). The Corporation acknowledges and agrees that the Agent may offer and sell the Securities to or through any affiliate of the Agent and that any such affiliate may offer and sell the Securities purchased by it to or through the Agent. The Agent also proposes to distribute the Securities, on a private placement basis, in the United States and other offshore jurisdictions, all in the manner contemplated by this Agreement, including the schedules hereto.

The Agent, through its respective U.S. broker-dealer affiliates, shall have the exclusive right to offer for sale and sell the Securities in the United States pursuant to exemptions under the U.S. Securities Act (as defined below) to Accredited Investors in accordance with the terms hereof.

The Agent shall be entitled to appoint a soliciting dealer group consisting of other registered dealers acceptable to the Corporation for the purposes of arranging for purchasers of the Securities.

In consideration of the services to be rendered by the Agent in connection with the Offering, including the agreement of the Agent to: (a) act as the agent of the Corporation and to offer the Securities (as defined below) for sale to the public in the Qualifying Jurisdictions pursuant to the Prospectus; or (b) act as placement agent for the Securities in the United States and other offshore jurisdictions, the Corporation shall pay to the Agent at Closing (as defined below) a cash commission equal to 6.0% of the gross proceeds realized by the Corporation in respect of the sale of the Securities (including, for greater certainty, any Optioned Shares issued and sold by the Corporation on the exercise of the Over-Allotment Option) (the “Commission”). The obligation of the Corporation to pay the Commission shall arise at the Closing Time and, if applicable, the Option Closing Time (each as defined below) against payment for the Securities, and the Commission shall be fully earned by the Agent at such time. As additional consideration, the Agent will be issued non-assignable broker warrants (the “Broker Warrants”) exercisable to acquire that number of common shares of the Corporation (the “Broker Shares”) as is equal to 6.0% of the aggregate number of Units issued pursuant to the Offering and Optioned Shares issued upon the exercise of the Over-Allotment Option. Each Broker Warrant shall entitle the holder thereof to purchase one Broker Share at a price equal to $0.38 per Broker Share, at any time until 5:00 p.m. (Vancouver time) on the date which is 18 months after the Closing Date. For greater certainty, no Commission shall be payable, and no Broker Warrants shall be issuable in respect of Units issued to U.S. President’s List Purchasers.

DEFINITIONS AND INTERPRETATION

(1) In this Agreement, in addition to the terms defined above or elsewhere in this Agreement, the following terms shall have the following meanings:

“Accredited Investor” has the meaning set forth in Schedule “A” hereto;

“Agent” has the meaning ascribed thereto on the first page hereof;

“Agent’s Personnel” has the meaning ascribed thereto in subparagraph 16(a) hereof;

“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made hereby;

“Annual Information Form” means the annual report of the Company on Form 20-F for the financial year ended December 31, 2009 dated March 31, 2010.

“Business Day” means a day which is not a Saturday, Sunday or statutory or civic holiday in the city of Vancouver, British Columbia, unless provided to the contrary;

“Canadian GAAP” means Canadian generally accepted accounting principles as set forth in the Handbook of the Canadian Institute of Chartered Accountants or a successor entity, as amended from time to time;

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions;

“Claim” has the meaning ascribed thereto in subparagraph 16(c) hereto;

“Closing” means the purchase and sale of the Securities;

“Closing Date” means January 21, 2011 or such other date as the Corporation and WWCM (on behalf of the Agent) may agree in writing, but in any event no later than January 31, 2011;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and WWCM (on behalf of the Agent) may agree in writing;

“Collective Bargaining Agreement” means any collective bargaining agreement, labor union contract, trade union agreement or foreign works council contract to which the Corporation or the Subsidiary is a party to or bound by;

“Commission” has the meaning ascribed thereto on the second page hereof;

“Common Shares” means the common shares of the Corporation;

“Copperstone Project” means the project of the Corporation known as the Copperstone Project located in La Paz County, Arizona, United States and described in the Copperstone Technical Reports;

“Copperstone Technical Report” means the technical report dated February 2, 2010 and revised January 11, 2011, entitled “NI 43-101 Technical Feasibility Report, Copperstone Project, La Paz County, Arizona”, prepared pursuant to NI 43-101 by Dr. Corby G. Anderson, Christopher L. Pratt, Thomas F. Buchholz and Jonathan M. Brown and filed on SEDAR at www.sedar.com on January 10, 2011;

“Corporation’s Auditors” means such firm of chartered accountants as the Corporation may have appointed or may from time to time appoint as auditors of the Corporation;

“Disclosure Documents” means, collectively, all of the documentation which has been filed by or on behalf of the Corporation with the relevant Canadian Securities Regulators pursuant to the requirements of applicable Securities Laws, including, but not limited to all material change reports, technical reports, press releases and financial statements of the Corporation;

“Documents Incorporated by Reference” means all financial statements, management’s discussion and analysis of results of operations and financial condition, management proxy circulars, annual information forms, material change reports or other documents issued by the Corporation, whether before or after the date of this Agreement, that were incorporated by reference into the Preliminary Prospectus and which are required to be incorporated by reference in the Final Prospectus, as applicable;

“Due Diligence Sessions” means, collectively, the due diligence sessions held on December 7, 2010 and January 17, 2011 attended by, among others, the Corporation and the Agent;

“Final Prospectus” means the final short form prospectus, including all of the Documents Incorporated by Reference, to be prepared by the Corporation relating to the distribution of the Securities and for which a receipt will have been issued by the British Columbia Securities Commission on its own behalf and on behalf of each of the other Canadian Securities Regulators, other than the Ontario Securities Commission, which will be deemed to have issued a receipt upon the issue of such receipt by the British Columbia Securities Commission;

“Financial Statements” means the financial statements of the Corporation included in the Documents Incorporated by Reference, including the notes to such statements and the related auditors’ report on such statements, as applicable;

“Governmental Authority” means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, court, tribunal, arbitral body, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any foregoing, and any stock exchange or self-regulatory authority and, for greater certainty, includes the Securities Regulators;

“Indemnified Party” has the meaning ascribed thereto in subparagraph 16(c) hereof;

“Listing Conditions” has the meaning ascribed thereto in subparagraph 4(a)(v) hereof;

“Material Adverse Effect” when used in connection with an entity means any change, event, violation, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its direct or indirect parent (if applicable) or subsidiaries taken as a whole;

“MI 11-102” means Multilateral Instrument 11-102 – Passport System adopted by certain members of the Canadian Securities Regulators and its related memorandum of understanding;

“misrepresentation”, “material fact”, “material change”, “affiliate”, “associate”, and “distribution” have the respective meanings ascribed thereto in the Securities Act (Ontario);

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements adopted by the Canadian Securities Regulators;

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects adopted by the Canadian Securities Regulators;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions adopted by the Canadian Securities Regulators;

“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions adopted by the Canadian Securities Regulators and its related memorandum of understanding;

“Off-Balance Sheet Arrangement” means with respect to any Person, any securitization transaction to which that Person or its subsidiaries is party and any other transaction, agreement or other contractual arrangement to which an entity unconsolidated with that Person is a party, under which that Person or its subsidiaries, whether or not a party to the arrangement, has, or in the future may have (a) any obligation under a direct or indirect guarantee or similar arrangement, (b) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement, (c) derivatives to the extent that the fair value thereof is not fully reflected as a liability or asset in the financial statements, or (d) any obligation or liability, including a contingent obligation or liability, to the extent that it is not fully reflected in the financial statements (excluding the footnotes thereto) (for this purpose, obligations or liabilities that are not fully reflected in the financial statements (excluding the footnotes thereto) include, without limitation (i) obligations that are not classified as a liability according to Canadian or United States generally accepted accounting principles, as applicable (ii) contingent liabilities as to which, as of the date of the financial statements, it is not probable that a loss has been incurred or, if probable, is not reasonably estimable, or (iii) liabilities as to which the amount recognized in the financial statements is less than the reasonably possible maximum exposure to loss under the obligation as of the date of the financial statements, but, in each case, exclude contingent liabilities arising out of litigation, arbitration or regulatory actions (not otherwise related to off-balance sheet arrangements));

“Offering” means the issuance and sale of the Units and, if applicable, the Optioned Securities issued on the exercise of the Over-Allotment Option pursuant to this Agreement;

“Offering Documents” has the meaning ascribed thereto in subparagraph 5(a)(iii) hereof;

”Optioned Securities” has the meaning ascribed thereto on the first page hereof;

”Optioned Shares” has the meaning ascribed thereto on the first page hereof;

”Optioned Warrants” has the meaning ascribed thereto on the first page hereof;

“Passport System” means the mutual reliance review system procedures provided for under NP 11-202 and MI 11-102;

“Person” shall include any individual, corporation, partnership, joint venture, association, trust or other legal entity;

“Preliminary Prospectus” means the short form preliminary prospectus dated December 8, 2010 prepared by the Corporation relating to the distribution of the Securities, including all of the Documents Incorporated by Reference;

“President’s List Purchasers” means, collectively, certain Purchasers of 18,189,000 Units forming part of a President’s List, as agreed by the Corporation and the Agent but does not include U.S. President's List Purchasers;

“Proceedings” has the meaning ascribed thereto in paragraph 28 hereof;

“Prospectus” means, collectively, the Preliminary Prospectus and the Final Prospectus; “Purchasers” means the purchasers of the Securities, collectively; “Qualifying Jurisdictions” has the meaning ascribed thereto on the first page hereof;

“Reporting Provinces” means the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec and New Brunswick, collectively;

“Securities” means the Units and the Optioned Securities, collectively;

“Securities Laws” means, unless the context otherwise requires, all applicable securities laws in each of the Qualifying Jurisdictions and the United States and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such jurisdictions;

“Securities Regulators” means, collectively, the TSX and the securities commissions or other securities regulatory authorities in the Qualifying Jurisdictions;

“Selling Firm” has the meaning ascribed thereto in subparagraph 3(a) hereof;

“Subsidiary” means Bonanza Exploration Inc., a corporation existing under the laws of the State of Nevada;

“subsidiary” has the meaning ascribed thereto in the Business Corporations Act (British Columbia);

“Supplementary Material” means, collectively, any amendment to the Final Prospectus, any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under Securities Laws relating to the distribution of the Securities thereunder;

“TSX” means the Toronto Stock Exchange;

“Underlying Securities” shall have the meaning ascribed to such term on the first page hereof, and shall be read herein to include, as the context permits or requires, the Optioned Shares and Optioned Warrants;

“Units” shall have the meaning ascribed to such term on the first page hereof;

“Unit Share” shall have the meaning ascribed to such term on the first page hereof;

“United States” means the United States of America as defined in Regulation S under the U.S. Securities Act;

“U.S. Affiliate” means a duly registered U.S. broker-dealer affiliate of an Agent;

“U.S. GAAP” means United States generally accepted accounting principles as established by the Financial Accounting Standards Board and includes such other accounting principles generally accepted in the United States at the relevant time, applied on a consistent basis;

“U.S. Person” means a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S; under the U.S. Securities Act;

“U.S. Placement Memorandum” has the meaning ascribed thereto in subparagraph 4(a)(iv) hereof;

“U.S. President’s List Purchasers” means, collectively, certain Purchasers of 895,000 Units resident in the United States and forming part of a President’s List that will be settled directly through the Corporation;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; “Warrant” shall have the meaning ascribed to such term on the first page hereof; “Warrant Share” has the meaning ascribed thereto on the first page hereof; and “WWCM” has the meaning ascribed thereto on the first page hereof.

(2) In this Agreement, the phrase “to the knowledge of the Corporation” shall refer to the actual personal knowledge, without personal liability, of Brian Kirwin, Chief Executive Officer or Joe Chan, Chief Financial Officer.

TERMS AND CONDITIONS

1.                Compliance with Securities Laws.

(a)

The Corporation represents, warrants and covenants to the Agent that the Corporation has obtained, pursuant to the Passport System, a receipt dated December 8, 2010 for the Preliminary Prospectus and other related documents in respect of the proposed distribution of the Securities.

(b)

The Corporation hereby agrees to use commercially reasonable efforts to secure compliance with all securities regulatory requirements on a timely basis in connection with the distribution of the Securities, (except to the extent such requirements are the responsibility of the Agent by law), including by filing within the periods stipulated under Securities Laws and at the Corporation's expense, all forms required to be filed by the Corporation in connection with the Offering and paying all filing fees required to be paid by the Corporation in connection therewith. The Agent agrees to assist the Corporation in all reasonable respects to secure compliance with all regulatory requirements in connection with the Offering.

(c)

The Corporation shall use commercially reasonable efforts to fulfill all legal requirements to enable the distribution of the Securities and to file the Final Prospectus in each of the Qualifying Jurisdictions and obtain, pursuant to the Passport System, a receipt for the Final Prospectus and other related documents in respect of the proposed distribution of the Securities on or prior to 5:00 p.m. (Toronto time) on January 17, 2011 or such later date as WWCM and the Corporation may agree.

2.                Due Diligence. Prior to the filing of the Final Prospectus, Documents Incorporated by Reference and any Supplemental Materials, the Corporation shall permit the Agent to review each of the Final Prospectus, any Documents Incorporated by Reference and any Supplementary Materials and shall allow the Agent to continue to conduct any due diligence investigations which any of them reasonably requires in order to fulfill its obligations as an Agent under Securities Laws of the Qualifying Jurisdictions and in order to enable it to responsibly execute the certificate in the Final Prospectus required to be executed by it. The Corporation shall provide the Agent with full and free access to, and on request of the Agent (acting reasonably), copies of all materials and documents used or created in connection with the due diligence investigations or the Offering, and must maintain those materials and documents for at least seven years from the Closing Date for that purpose. Furthermore, the Corporation must, at all reasonable times before the Closing Date or during, or in relation to, any threatened or pending inquiry, investigation or action, claim or proceeding arising in connection with the matters contemplated herein to which the Agent is a party or participant, provide reasonable and free access to the premises, books and records of the Corporation and the Subsidiary to enable each such person(s) to obtain any information in relation to the Corporation or Subsidiary and any other matters which the Agent reasonably requires in relation to the Offering or any such inquiry, investigation or action, claim or proceeding.

3.                Distribution and Certain Obligations of the Agent.

(a)

The Agent shall, and shall require any investment dealer or broker (other than the Agent) with which the Agent has a contractual relationship in respect of the distribution of the Securities, including any affiliate (each, a “Selling Firm”), to agree to comply with Securities Laws in connection with the distribution of the Securities and shall offer the Securities for sale, on a best efforts basis, to the public directly and through duly registered Selling Firms upon the terms and conditions set out in the Final Prospectus and this Agreement. The Agent shall, and shall require any Selling Firm to, offer for sale to the public and sell the Securities only in those jurisdictions where they may be lawfully offered for sale or sold. The Agent shall not make use of any confidential information memorandum or other marketing materials (other than term sheets) in respect of the solicitation of offers to purchase and the sale of the Securities without the prior approval of the Corporation. The Corporation will have the sole right to accept offers to purchase Securities. The Corporation may, in its absolute discretion, reject any proposed purchase of Securities from the Corporation in whole or in part and the Agent may, in its discretion, exercised reasonably, reject any offer to purchase Securities received by it. The Agent shall: (i) use all reasonable efforts to complete and cause each Selling Firm to complete the distribution of the Securities as soon as reasonably practicable; (ii) promptly notify the Corporation when, in their opinion, the Agent and the Selling Firms have ceased distribution of the Securities; and (iii) in sufficient time to allow the Corporation to comply with Securities Laws, provide a breakdown of the number of Securities distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Securities Regulators.

(b)

The Agent shall, and shall require any Selling Firm to agree to, distribute the Securities in a manner which complies with and observes all applicable laws and regulations, including the Securities Laws in each jurisdiction into and from which they may offer to sell the Securities or distribute the Prospectus or any Supplementary Material in connection with the distribution of the Securities and will not, directly or indirectly, offer, sell or deliver any Securities or deliver the Prospectus or any Supplementary Material to any person in any jurisdiction other than in the Qualifying Jurisdictions except in a manner which will not require the Corporation to comply with the registration, prospectus, offering memorandum, filing, continuous disclosure or other similar requirements under the applicable Securities Laws of such other jurisdictions or pay any additional governmental filing fees which relate to such other jurisdictions. Subject to the foregoing, the Agent and any Selling Firm shall be entitled to offer and sell the Securities:

(i)

in the United States, solely pursuant to an applicable exemption or exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws. Any offer or sale of the Securities in the United States will be made in accordance with Schedule “A” which forms part of this Agreement; and

(ii)

in such other jurisdictions in accordance with any applicable securities and other laws in such jurisdictions in which the Agent and/or Selling Firms offer the Securities provided that the Corporation is not required to file a prospectus, registration statement, offering memorandum or other disclosure document or become subject to continuing obligations in such other jurisdictions, in each case in accordance with the provisions of this Agreement.

(c)

For the purposes of this paragraph 3, the Agent shall be entitled to assume that the Securities are qualified for distribution in any Qualifying Jurisdiction where a receipt or similar document for the Final Prospectus shall have been obtained from the applicable Securities Regulators (including a decision document for the Final Prospectus issued under the Passport System) following the filing of the Final Prospectus unless otherwise notified in writing.

(d)	The Corporation and the Agent agree that Schedule “A” to this Agreement is incorporated by reference in and shall form part of this Agreement.

4.                Deliveries on Filing and Related Matters.

(a)	The Corporation shall deliver to the Agent:

	(i)	at the Closing Time, a copy of the Preliminary Prospectus and the Final Prospectus signed and certified by the Corporation as required by Securities Laws;

	(ii)	at the Closing Time, a copy of any Supplementary Material required to be filed by the Corporation in compliance with Securities Laws;

(iii)

concurrently with the filing of the Final Prospectus with the Canadian Securities Regulators, “long form” comfort letters dated the date of the Final Prospectus, in form and substance satisfactory to the Agent, acting reasonably, addressed to the Agent and the directors of the Corporation from the Corporation’s Auditors with respect to financial and accounting information contained in or incorporated by reference into the Final Prospectus, which letter shall be based on a review by the Corporation’s Auditors within a cut-off date of not more than two Business Days prior to the date of the letter, which letter shall be in addition to the auditors’ consent letter required to be delivered by such auditors and addressed to the Canadian Securities Regulators;

(iv)

as soon as practicable after the Final Prospectus and any Supplementary Material are prepared, the private placement memorandum incorporating the Final Prospectus or any Supplementary Material, as the case may be, prepared for use in connection with the offering for sale of the Securities in the United States (the “U.S. Placement Memorandum”), and, forthwith after preparation, any amendment to the U.S. Placement Memorandum; and

(v)

prior to the filing of the Final Prospectus with the Canadian Securities Regulators, copies of correspondence indicating that the application for the listing and posting for trading on the TSX of the Underlying Securities issuable in connection with the Offering has been approved for listing subject only to satisfaction by the Corporation of conditions imposed by the TSX (the “Listing Conditions”).

(b)	Supplementary Material: The Corporation shall also prepare and deliver promptly to the Agent signed copies of all Supplementary Material.

(c)

Representations as to Prospectus and Supplementary Material: Delivery of the Final Prospectus and any Supplementary Material by the Corporation shall constitute the representation and warranty of the Corporation to the Agent that, as at their respective dates of filing:

(i)

all information and statements (except information and statements relating solely to the Agent and provided by the Agent) contained in the Prospectus or any Supplementary Material, as the case may be, are true and correct, in all material respects, and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Securities;

(ii)

no material fact or information has been omitted therefrom (except facts or information relating solely to the Agent and provided by the Agent) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made; and

(iii)

except with respect to any information relating solely to the Agent and provided by the Agent, such documents comply in all material respects with the requirements of Securities Laws in the Qualifying Jurisdictions.

Such deliveries shall also constitute the Corporation’s consent to the Agent’s use of the Final Prospectus and any Supplementary Material in connection with the distribution of the Securities in the Qualifying Jurisdictions in compliance with this Agreement and Securities Laws unless otherwise advised in writing.

(d)	Commercial Copies: The Corporation shall:

(i)

cause commercial copies of the Final Prospectus and any Supplementary Material to be delivered to the Agent without charge, in such numbers and in such locations as the Agent may reasonably request by written instructions to the Corporation’s financial printer of the Final Prospectus given forthwith after the Agent has been advised that a receipt has been issued pursuant to the Passport System for the Final Prospectus or Supplementary Material, as the case may be (or such other date or time as the Agent and the Corporation may agree). Such delivery shall be effected as soon as possible and, in any event, on or before a date which is two Business Days following the date of the issuance of a receipt for the Final Prospectus, or after the filing of any Supplementary Material in the Qualifying Jurisdictions; and

(ii)

cause to be delivered to the Agent, as soon as practicable after preparation thereof, without charge, in such numbers and at such locations as the Agent may reasonably request, commercial copies of the U.S. Placement Memorandum and any amendments thereto.

(e)

Press Releases: During the period commencing on the date hereof and until completion of the distribution of the Securities, the Corporation will promptly provide to the Agent drafts of any press releases of the Corporation for review by the Agent. The following legend concerning United States sales shall be included on each page of any such press release: “Not for distribution to United States newswire services or for dissemination in the United States” and the following disclaimer shall be placed on the last page of the press release: ”The securities described herein have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws, and accordingly, may not be offered or sold within the United States except in compliance with the registration requirements of the U.S. Securities Act and applicable state securities requirements or pursuant to exemptions therefrom. This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Corporation’s securities in the United States.”

5.                Material Changes.

(a)

During the period prior to the Agent notifying the Corporation of the completion of the distribution of the Securities, the Corporation shall promptly inform the Agent (and if requested by the Agent, confirm such notification in writing) of the full particulars of:

(i)

any material change (actual, anticipated, contemplated, threatened, financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, operations or capital of the Corporation and its Subsidiary taken as a whole;

(ii)

any material fact which has arisen or has been discovered and would have been required to have been stated in the Prospectus had the fact arisen or been discovered on, or prior to, the date of such documents;

(iii)

any change in any material fact contained in the Prospectus or any Supplementary Material (collectively, the “Offering Documents”) or whether any event or state of facts has occurred after the date hereof, which, in any case, is, or may be, of such a nature as to render any of the Offering Documents untrue or misleading in any material respect or to result in any misrepresentation in any of the Offering Documents, or which would result in the Final Prospectus or any Supplementary Material not complying (to the extent that such compliance is required) with the Securities Laws of any Qualifying Jurisdiction; and

	(iv)	any material breach of any of the representations and warranties in subparagraph 4(c) and paragraph 7 hereof.

(b)

The Corporation will comply with section 57 of the Securities Act (Ontario) and with the comparable provisions of the other Securities Laws, and the Corporation will prepare and file promptly any Supplementary Material which may be necessary and will otherwise comply with all legal requirements necessary to continue to qualify the Securities for distribution in each of the Qualifying Jurisdictions.

(c)

In addition to the provisions of subparagraphs 5(a) and 5(b) hereof, the Corporation shall in good faith discuss with the Agent any change, event or fact contemplated in subparagraphs 5(a) and 5(b) which is of such a nature that there is or could be reasonable doubt as to whether notice should be given to the Agent under subparagraph 5(a) hereof and shall consult with the Agent with respect to the form and content of any amendment or other Supplementary Material proposed to be filed by the Corporation, it being understood and agreed that no such amendment or other Supplementary Material shall be filed with any Securities Regulator prior to the review thereof by the Agent and the Agent’s counsel, acting reasonably.

(d)

If during the period of distribution of the Securities there shall be any change in Securities Laws which, in the opinion of the Agent, acting reasonably, requires the filing of any Supplementary Material, upon written notice from the Agent, the Corporation shall, to the satisfaction of the Agent, acting reasonably, promptly prepare and file any such Supplementary Material with the appropriate Securities Regulators where such filing is required.

6.                Additional Covenants of the Corporation. The Corporation hereby covenants to the Agent that the Corporation:

(a)

will advise the Agent, promptly after receiving notice thereof, of the time when the Final Prospectus and any Supplementary Material have been filed and receipts therefor have been obtained pursuant to the Passport System and will provide evidence reasonably satisfactory to the Agent of each such filing and copies of such receipts;

(b)	will advise the Agent, promptly after receiving notice or obtaining knowledge thereof, of:

(i)

the issuance by any Canadian Securities Regulators of any order suspending or preventing the use in connection with the Offering of the Preliminary Prospectus, the Final Prospectus or any Supplementary Material;

	(ii)	the institution, threatening or contemplation of any proceeding for any purposes contemplated in subparagraph (b)(i);

(iii)

any order, ruling, or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation (including the Securities) that has been issued by any Securities Regulator or the institution, threatening or contemplation of any proceeding for any such purposes; or

(iv)

any requests made by any Canadian Securities Regulators for amending or supplementing the Preliminary Prospectus or the Final Prospectus or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) above and, if any such order is issued, use its commercially reasonable efforts to obtain the withdrawal thereof as soon as practicable;

	(c)	except to the extent the Corporation participates in a merger, amalgamation or other form of business combination transaction which results in the Corporation ceasing to be a “reporting issuer”, will use its reasonable best efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of Securities Laws in each of the Qualifying Jurisdictions which have such a concept until the date which is two years following the Closing Date;

(d)

except to the extent the Corporation participates in a merger, amalgamation or other form of business combination transaction which results in the Corporation ceasing to be listed on the TSXV or the TSX, will use its reasonable best efforts to maintain the listing of the Common Shares on the TSXV or the TSX or such other recognized stock exchange or quotation system as the Agent may approve, acting reasonably, to the date that is two years following the Closing Date so long as the Corporation meets the minimum listing requirements of the TSXV, the TSX or such other exchange or quotation system; and

	(e)	will use the net proceeds of the offering of Securities contemplated herein in the manner and subject to the qualifications described in the Prospectus under the heading “Use of Proceeds”.

7.

Representations and Warranties of the Corporation. The Corporation represents and warrants to the Agent that each of the following representations and warranties is true and correct on the date of this Agreement:

(a)

Incorporation and Organization: Each of the Corporation and the Subsidiary has been duly incorporated, continued or formed, as the case may be, is organized and is a valid and subsisting corporation under the laws of its jurisdiction of existence and has all requisite corporate power and capacity to carry on its business as now conducted and to own or lease and operate the property and assets thereof.

(b)

Extra-provincial Registration: Each of the Corporation and the Subsidiary is licensed, registered or qualified as an extra-provincial, foreign corporation or an extra-provincial partnership, as the case may be, in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and is carrying on the business thereof in material compliance with all applicable laws, rules and regulations of each such jurisdiction.

(c)

Directors and Officers: To the knowledge of the Corporation, none of its directors or officers are currently, or have been in the past, subject to any order or ruling of any securities regulatory authority or stock exchange that currently prohibits, or has prohibited, such individual from acting as a director or officer of a public company or any company listed on a stock exchange.

(d)

Authorized Capital: The Corporation is authorized to issue an unlimited number of Common Shares of which, as of the close of business on January 14, 2011, 130,199,272 Common Shares were issued and outstanding as fully paid and non-assessable shares.

(e)

Capitalization: The Corporation has the duly authorized and validly issued outstanding capitalization as of September 30, 2010 as set forth under the heading “Consolidated Capitalization” in the Final Prospectus.

(f)

Listing: The Common Shares are listed and posted for trading on the TSX and the Corporation has made application so that at the time of issue of the Underlying Securities will have been conditionally approved for listing on the TSX, subject only to the Listing Conditions.

(g)

Certain Securities Law Matters: The Corporation is a reporting issuer or the equivalent only in the Reporting Provinces and is not currently in default of any material requirement of the Securities Laws of any of such provinces.

(h)

Market Stabilization: Neither the Corporation nor any affiliate of the Corporation has taken, nor will they take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities, the Common Shares or any security of the Corporation to facilitate the sale or resale of any of the Securities.

(i)

Rights to Acquire Common Shares: As at January 11, 2011, no Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of the Corporation, except as disclosed in Schedule “B” hereto.

(j)

Rights Plan: The directors of the Corporation have not adopted a shareholder rights plan or a similar plan and the Corporation is not party to what is commonly referred to as a shareholder rights plan agreement.

(k)

No Pre-emptive Rights: The issue of the Securities and the Underlying Securities will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Corporation or to which the Corporation is subject.

(l)	Transfer Agent: Computershare Investor Services Inc. has been appointed by the Corporation as the registrar and transfer agent for the Common Shares.

(m)

Subsidiary: The Subsidiary is the only subsidiary of the Corporation. The Corporation does not beneficially own or exercise control or direction over 10% or more of the outstanding voting shares of any company that holds any assets or conducts any operations other than the Subsidiary.

(n)

Ownership of Subsidiary: The Corporation is the recorded and beneficial owner of all of the equity interests of the Subsidiary, free and clear of any lien. All outstanding equity interests in the Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any pre- emptive rights. As of the date of this Agreement, there are no outstanding (i) securities of the Corporation or its Subsidiary convertible into or exchangeable for common shares or other voting securities or ownership interests in the Subsidiary, (ii) options, subscriptions, restricted shares, appreciation rights, “profits interests,” “phantom” units, warrants, calls, claims, rights of first refusal, rights (including pre-emptive rights), arrangements or other agreements or commitments to acquire from the Corporation or its Subsidiary, or obligations of the Corporation or its Subsidiary to issue, any equity interests, common shares, voting securities or other ownership interests in (or securities convertible into or exchangeable for common shares or voting securities or other ownership interests in) the Subsidiary, (iii) obligations of the Corporation or its Subsidiary to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to the issuance of any common shares, equity interest, voting securities or other ownership interests in the Subsidiary (the items in clauses (i), (ii) and (iii), together with the equity securities of such Subsidiary, being referred to collectively as “Subsidiary Securities”), or (iv) obligations of the Corporation or its Subsidiary to make any payment directly or indirectly based (in whole or in part) on the value of any equity securities of the Subsidiary. There are no outstanding obligations, commitments or arrangements, contingent or otherwise, of the Corporation or its Subsidiary to purchase, redeem or otherwise acquire any outstanding Subsidiary Securities. There are no voting trusts or shareholder agreements, proxies or other agreements or understandings to which the Corporation is a party with respect to the voting of equity securities or any ownership interests in the Subsidiary or agreements or understandings relating to the sale or transfer (including agreements imposing transfer restrictions) of the ownership interests in the Subsidiary.

(o)

Issue of Securities: All necessary corporate action has been taken to authorize the issue and sale of, and the delivery of certificates representing, the Securities and the Broker Warrants and, upon payment of the requisite consideration therefor, as applicable, the Underlying Securities, the Optioned Securities and the Broker Warrants will be validly issued as fully paid and non-assessable securities of the Corporation and such Unit Shares, Optioned Shares and, when paid for, Warrant Shares and the Broker Shares, when issued, will be validly issued as fully paid and non-assessable securities of the Corporation.

(p)

Consents, Approvals and Conflicts: None of the offering and sale of the Securities, the creation and issuance of the Underlying Securities, the execution and delivery of this Agreement or the Prospectus, the compliance by the Corporation with the provisions of this Agreement or the consummation of the transactions contemplated herein and therein including, without limitation, the issue of the Securities and of the Underlying Securities upon the terms and conditions as set forth herein, does not (i) subject to compliance by the Agent with the provisions of this Agreement, require the consent, approval, authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, except (A) such as have been, or will by the Closing Date, be obtained, or (B) such as may be required under the Securities Laws of any of the Qualifying Jurisdictions and the policies of the TSX and will be obtained by the Closing Date, or (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Corporation or the Subsidiary is a party or by which any of them or any of the properties or assets thereof is bound, or the articles or by-laws or any other constating document of the Corporation or the Subsidiary or any resolution passed by the directors (or any committee thereof) or shareholders of the Corporation or the Subsidiary, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, arbitrator, stock exchange or securities regulatory authority applicable to the Corporation or the Subsidiary or any of the properties or assets thereof which would reasonably be expected to have a Material Adverse Effect on the Corporation or the Subsidiary.

(q)

Authority and Authorization: The Corporation has all requisite corporate power and capacity to enter into this Agreement and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereunder and the Corporation has taken all necessary corporate action to authorize the execution, and delivery of, and performance of its obligations under this Agreement and to observe and perform its obligations under this Agreement in accordance with the provisions hereof and thereof including, without limitation, the issue of the Securities, the issue of the Unit Shares and Warrants upon the terms and conditions set forth herein and the issue of the Warrant Shares for the consideration and upon the terms and conditions set forth in the certificates representing the Warrants.

(r)

Validity and Enforceability: This Agreement has been or will be authorized, executed and delivered by the Corporation and constitutes or will constitute a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with the terms hereof or thereof, except in any case as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

(s)

Public Disclosure: The Corporation is in compliance in all material respects with all its disclosure obligations under the Securities Laws of the Reporting Provinces (including, without limitation, all of its disclosure obligations pursuant to National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators and pursuant to National Instrument 58-101 –

Disclosure of Corporate Governance Practices of the Canadian Securities Administrators). Except as has been disclosed to the Agent, each of the Disclosure Documents was, as of the date thereof, in compliance in all material respects with the Securities Laws of the Reporting Provinces and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such documents collectively constitute full, true and plain disclosure of all material facts relating to the Corporation and did not as at the date thereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the date hereof. There is no fact known to the Corporation which the Corporation has not publicly disclosed which materially adversely affects, or so far as the Corporation can reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Corporation or the ability of the Corporation to perform its obligations under this Agreement.

(t)

Disclosure of Relationships: No relationship, direct or indirect, exists between or among the Corporation, on the one hand, and the current or prior directors, officers, shareholders, customers or suppliers of the Corporation, on the other hand, which is required to be described in the Prospectus that is not so described.

(u)

No Cease Trade Order: No order preventing, ceasing or suspending trading in any securities of the Corporation or prohibiting the issue and sale of securities by the Corporation has been issued and no proceedings for either of such purposes have been instituted and are currently outstanding or, to the knowledge of the Corporation, are pending, contemplated or threatened.

(v)

Accounting Controls: The Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance: (i) that transactions are completed in accordance with the general or a specific authorization of management and directors of the Corporation; (ii) that transactions are recorded as necessary to permit the preparation of consolidated financial statements for the Corporation in conformity with Canadian GAAP and to maintain asset accountability; (iii) that access to assets of the Corporation and the Subsidiary is permitted only in accordance with the general or a specific authorization of management and directors of the Corporation; (iv) that the recorded accountability for assets of the Corporation and the Subsidiary is compared with the existing assets of the Corporation and the Subsidiary at reasonable intervals and appropriate action is taken with respect to any differences therein; and (v) regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the Corporation’s assets that could have a material effect on its Financial Statements.

(w)

Financial Statements: Each of the Corporation’s audited financial statements for the fiscal year ended December 31, 2009 (the “Audited Financial Statements”) and all notes thereto, the unaudited interim financial statements of the Corporation for the three and nine month period ended September 30, 2010 and the notes thereto, to the knowledge of the Corporation, (i) comply as to form in all material respects with the requirements of the applicable Securities Laws of each of the Reporting Provinces, (ii) present fairly, in all material respects, the financial position, the results of operations and cash flows and the shareholders’ equity and other information purported to be shown therein at the respective dates and for the respective periods to which they apply, (iii) such Financial Statements have been prepared in conformity with Canadian GAAP or U.S. GAAP, consistently applied throughout the period covered thereby, and all adjustments necessary for a fair presentation of the results for such periods have been made in all material respects, and (iv) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation and, except as disclosed in the Disclosure Documents, there has been no change in accounting policies or practices of the Corporation since September 30, 2010.

(x)

Auditors: The Corporation’s Auditors who audited the Audited Financial Statements and who provided their audit report thereon are independent public accountants as required under applicable Securities Laws of the Reporting Provinces and there has not, during the last two financial years, been a reportable disagreement (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) between the Corporation and any such auditor.

(y)

Audit Committee: The audit committee of the Corporation is comprised and operates in accordance with the requirements of Multilateral Instrument 52-110 – Audit Committees of the Canadian Securities Administrators.

(z)	Off-Balance Sheet Arrangements: The Corporation has no Off-Balance Sheet Arrangements.

(aa)	Changes in Financial Position: Other than as disclosed in the Disclosure Documents, since September 30, 2010, none of:

(i) the Corporation or the Subsidiary has paid or declared any dividend or incurred any material capital expenditure or made any commitment therefor;

(ii)

the Corporation or the Subsidiary has incurred any obligation or liability, direct or indirect, contingent or otherwise which would reasonably be expected to have a Material Adverse Effect on the Corporation or the Subsidiary; and

(iii) the Corporation or the Subsidiary has entered into any material transaction.

(bb)

Insolvency: Neither the Corporation nor the Subsidiary has committed an act of bankruptcy or sought protection from the creditors thereof before any court or pursuant to any legislation, proposed a compromise or arrangement to the creditors thereof generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding to have a receiver appointed of any of the assets thereof or, to the knowledge of the Corporation, had any Person holding any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest or receiver take possession of any of the property thereof or had any petition for a receiving order in bankruptcy filed against it.

(cc)	No Contemplated Changes: Except as disclosed in the Disclosure Documents, none of the Corporation or the Subsidiary has approved or has entered into any agreement in respect of:

(i)

other than in the ordinary course of business, the purchase of any material property or assets or any interest therein or, other than as disclosed in the Disclosure Documents, the sale, transfer or other disposition of any property or assets or any interest therein currently owned, directly or indirectly, by the Corporation or the Subsidiary whether by asset sale, transfer of shares or otherwise; or

(ii)

the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or the Subsidiary or otherwise) of the Corporation or the Subsidiary.

(dd)

Taxes and Tax Returns: The Corporation and the Subsidiary has filed in a timely manner all necessary tax returns and notices and has paid all applicable taxes of whatsoever nature for all tax years prior to the date hereof to the extent that such taxes have become due or have been alleged to be due and none of the Corporation or the Subsidiary is aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon where, in any of the above cases, it would reasonably be expected to have a Material Adverse Effect on the Corporation or the Subsidiary and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by any of them or the payment of any material tax, governmental charge, penalty, interest or fine against any of them. To the knowledge of the Corporation, there are no material actions, suits, proceedings, investigations or claims now threatened or, to the knowledge of the Corporation, pending against the Corporation or the Subsidiary which would reasonably be expected to result in a Material Adverse Effect on the Corporation or the Subsidiary or any matters under discussion with any Governmental Authority relating to taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any such authority and the Corporation and the Subsidiary has withheld (where applicable) from each payment to each of the present and former officers, directors, employees and consultants thereof the amount of all taxes and other amounts, including, but not limited to, income tax and other deductions, required to be withheld therefrom, and has paid the same or will pay the same when due to the proper tax or other receiving authority within the time required under applicable tax legislation.

(ee)

Compliance with Laws, Licenses and Permits: The Corporation and the Subsidiary has conducted and is conducting the business thereof in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business and possesses all material approvals, consents, certificates, registrations, authorizations, permits and licenses issued by the appropriate provincial, state, municipal, federal or other regulatory agency or body necessary to carry on the business currently carried on by it, is in compliance in all material respects with the terms and conditions of all such approvals, consents, certificates, authorizations, permits and licenses and with all laws, regulations, tariffs, rules, orders and directives material to the operations thereof, and none of the Corporation or the Subsidiary has received any notice of the modification, revocation or cancellation of, or any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such approval, consent, certificate, authorization, permit or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would reasonably be expected to have a Material Adverse Effect on the Corporation or the Subsidiary.

(ff)

Unlawful Use of Corporate Funds: None of the Corporation nor to the knowledge of the Corporation any other Person associated with or acting on behalf of the Corporation including, without limitation, any director, officer, or employee of the Corporation (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Corruption of Foreign Public Officials Act with respect to corporate funds; or (iv) made any other unlawful payment with respect to corporate funds.

(gg)

No Violation of Constating Documents: None of the Corporation or any Subsidiary is in violation of any term of any constating document thereof. Neither the Corporation nor the Subsidiary is in violation of any term or provision of any agreement, indenture or other instrument applicable to it which would reasonably be expected to result in any Material Adverse Effect on the Corporation or the Subsidiary, neither the Corporation nor the Subsidiary is in default in the payment of any material obligation owed which is now due, if any, and there is no action, suit, proceeding or investigation commenced, threatened or, to the knowledge of the Corporation after due inquiry, pending which, either in any case or in the aggregate, would reasonably be expected to result in any Material Adverse Effect on the Corporation or the Subsidiary or in any of their respective properties or assets or in any material liability on the part of the Corporation or the Subsidiary or which places, or could reasonably be expected to place, in question the validity or enforceability of this Agreement or any document or instrument delivered, or to be delivered, by the Corporation pursuant hereto.

(hh)

Owner of Property: Each of the Corporation and the Subsidiary, as applicable, is the absolute legal and beneficial owner of, and has good and marketable title to or a valid leasehold interest in the Copperstone Project and all of its other material properties or assets as described in the Disclosure Documents, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than those described in the Disclosure Documents, and no other material property rights are necessary for the conduct of the business of the Corporation or the Subsidiary, as currently conducted; neither the Corporation nor the Subsidiary knows of any material claim or the basis for any material claim that could reasonably be expected to adversely affect the right thereof to use, transfer or otherwise exploit such property rights, except as disclosed in the Disclosure Documents; and neither the Corporation nor the Subsidiary has any current responsibility or obligation to pay any outstanding material commission, royalty, licence fee or similar payment to any Person with respect to the property rights thereof except pursuant to applicable legislation or as has been disclosed in the Disclosure Documents.

(ii)

Mineral Rights: The Corporation or the Subsidiary holds freehold title, leases, licences, mining claims or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which the Copperstone Project is located, under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Corporation or the Subsidiary to explore or exploit (as the case may be) the minerals relating thereto, the property, leases or claims and all property, leases or claims in which the Corporation or the Subsidiary has any interest or right have been validly applied for and, if issued, to the knowledge of the Corporation, issued in accordance with all applicable laws and are valid and subsisting, the Corporation and the Subsidiary have all necessary surface rights, access rights and other necessary rights and interests relating to the Copperstone Project, granting the Corporation and the Subsidiary the right and ability to explore, exploit and mine the mineral resources as are appropriate in view of the rights and interest therein of the Corporation or the Subsidiary and the current state of exploration, with only such exceptions as do not materially interfere with the use made by the Corporation or the Subsidiary of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements, leases, instruments and obligations relating thereto referred to above is currently in good standing in the name of the Corporation or the Subsidiary.

(jj)

Due Diligence Sessions: The responses provided by the Corporation at the Due Diligence Sessions were true and correct in all material respects as at the date thereof, and continue to be true and correct in all material respects as at the date hereof, and, to the knowledge of the Corporation, such responses taken as a whole did not, and do not now, omit any fact or information necessary to make any of the responses not misleading in light of the circumstances in which such responses were given to the extent that such responses reflect the opinion or view of the Corporation or its directors or officers, such opinions or views were honestly held at the time they were given;

(kk)

Property Agreements: Any and all of the agreements and other documents and instruments pursuant to which the Corporation or the Subsidiary holds the Copperstone Project (including any interest in, or right to earn an interest therein), are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof (subject to customary qualifications and exceptions), neither the Corporation nor the Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor, to the knowledge of the Corporation, is any such default currently being alleged, and such properties and assets are in good standing in all material respects under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Corporation or the Subsidiary derives the interests thereof in such property and assets are in good standing and, to the knowledge of the Corporation, there has been no material default under any such lease, licence or claim and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid. The Copperstone Project (or any interest therein, or right to earn an interest therein) is not subject to any right of first refusal or purchase or acquisition right which is not disclosed in the Disclosure Documents.

(ll)

Legislation: The Corporation is not aware of any legislation, or proposed legislation published by a legislative body, which it anticipates would reasonably be expected to have a Material Adverse Effect on the Corporation or the Subsidiary.

(mm)	Technical Disclosure:

(i)

To the knowledge of the Corporation (i) the Copperstone Technical Report complies in all material respects with the requirements of NI 43- 101 at the time of filing thereof and the Copperstone Technical Report reasonably presented the quantity of mineral resources attributable to the properties evaluated therein as at the date stated therein based upon information available at the time the Copperstone Technical Report was prepared; and (ii) the Corporation made available to the authors of the Copperstone Technical Report, prior to the issuance thereof, for the purpose of preparing such report, all information requested by them, and none of such information contained any misrepresentation (as defined under Canadian Securities Laws) at the time such information was so provided;

(ii)

All of the material assumptions underlying the resource estimates in the Copperstone Technical Report are, to the knowledge of the Corporation, reasonable and appropriate and the estimates of resources as described in the Disclosure Documents and the Prospectus comply in all material respects with Applicable Securities Laws, subject to current technical reports superceding prior reports. The information set forth in the Disclosure Documents and the Prospectus relating to mineral resources required to be disclosed therein pursuant to Applicable Securities Laws has been prepared by the Corporation and its consultants in accordance with methods generally applied in the mining industry and conforms, in all material respects, to the requirements of Applicable Securities Laws; and

(iii)

The Corporation is in compliance in all material respects with the provisions of NI 43-101 and has filed all technical reports required thereby and there has been no change in respect thereof that would require the filing by the Corporation of a new technical report under NI 43-101.

(nn)

No Defaults: Neither the Corporation nor the Subsidiary is in default of any material term, covenant or condition under or in respect of any judgement, order, agreement or instrument to which it is a party or to which it or any of the property or assets thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which the Corporation or the Subsidiary is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any material amount owing thereunder or which would reasonably be expected to have a Material Adverse Effect on the Corporation or the Subsidiary.

(oo)

Compliance with Employment Laws: Each of the Corporation and the Subsidiary is in compliance in all material respects with all laws and regulations respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where such non-compliance would not constitute an adverse material fact concerning the Corporation or the Subsidiary or would reasonably be expected to have a Material Adverse Effect to the Corporation or the Subsidiary, and has not and is not engaged in any unfair labour practice, there is no labour strike, dispute, slowdown, stoppage, complaint or grievance pending or, to the knowledge of the Corporation, threatened against the Corporation or the Subsidiary, no union representation question exists respecting the employees of the Corporation or the Subsidiary and no collective bargaining agreement is in place or currently being negotiated by the Corporation or the Subsidiary, neither the Corporation nor the Subsidiary has received any notice of any unresolved matter and there are no outstanding orders under any employment or human rights legislation in any jurisdiction in which the Corporation or the Subsidiary carries on business or has employees, other than as disclosed in the Disclosure Documents, no employee has any agreement as to the length of notice required to terminate his or her employment with the Corporation or the Subsidiary in excess of 24 months or equivalent compensation and all benefit and pension plans of the Corporation or the Subsidiary are funded in accordance with applicable laws and no past service funding liability exist thereunder.

(pp)

Employee Plans: Each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, pension, incentive or otherwise contributed to, or required to be contributed to, by the Corporation or the Subsidiary for the benefit of any current or former officer, director, employee or consultant of the Corporation has been maintained in material compliance with the terms thereof and with the requirements prescribed by any and all statutes, orders, rules, policies and regulations that are applicable to any such plan.

(qq)

Accruals: All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or provincial pension plan premiums, accrued wages, salaries and commissions and payments for any plan for any officer, director, employee or consultant of the Corporation or the Subsidiary have been accurately reflected in the books and records of the Corporation.

(rr)

Work Stoppage: There has not been, and there is not currently, any labour stoppage which is having a Material Adverse Effect or would reasonably be expected to have a Material Adverse Effect on the conduct of the business of the Corporation or the Subsidiary.

(ss)	Environmental Compliance: Except as disclosed in the Disclosure Documents:

(i)

to the knowledge of the Corporation, the property, assets and operations of the Corporation and the Subsidiary comply in all material respects with all applicable Environmental Laws (which term means and includes, without limitation, any and all applicable federal, provincial, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any Environmental Activity (which term means and includes, without limitation, any past or present activity, event or circumstance in respect of a Contaminant (which term means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter including any of the foregoing, as defined or described as such pursuant to any Environmental Law), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater);

(ii)

each of the Corporation and the Subsidiary have obtained all material licences, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the “Environmental Permits”) necessary as at the date hereof for the operation of the businesses carried on by the Corporation and the Subsidiary, and each Environmental Permit is valid, subsisting and in good standing and, to the knowledge of the Corporation, neither the Corporation nor the Subsidiary is in material default or breach of any Environmental Permit and, to the knowledge of the Corporation, no proceeding is pending or threatened to revoke or limit any Environmental Permit;

(iii)

the Corporation and the Subsidiary do not have any knowledge of, and have not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, either the Corporation or the Subsidiary or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and to the knowledge of the Corporation, neither the Corporation nor the Subsidiary nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any Governmental Authority to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;

(iv)

none of the Corporation or the Subsidiary has any material liability (whether contingent or otherwise) in connection with any Environmental Activity and, to the knowledge of the Corporation, no notice has been given under any federal, state, provincial or local law or of any material liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting the Corporation or the Subsidiary or the property, assets, business or operations thereof;

(v)

except in the ordinary course of business and in comlpaince with applicable regulations, the Corporation and the Subsidiary do not knowingly store any hazardous or toxic waste or substance on the property comprising the Copperstone Project and have not disposed of any hazardous or toxic waste on such property, in each case in a manner contrary to any Environmental Laws, and there are no Contaminants on any of the premises at which the Corporation or the Subsidiary carries on business, in each case other than in compliance with Environmental Laws; and

	(vi)	to the knowledge of the Corporation, the Corporation and the Subsidiary are not subject to any material contingent or other material liability relating to non-compliance with Environmental Law.

(tt)

Review of Environmental Laws: In the ordinary course of its business, the Corporation periodically reviews the effect of Environmental Laws on the business, operations and properties of the Corporation, in the course of which the Corporation identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(uu)

No Litigation: Except as disclosed in the Disclosure Documents, there are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the knowledge of the Corporation after due inquiry, threatened against any of the property or assets thereof, at law or equity, or before or by any court, federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the condition (financial or otherwise), capital, property, assets, operations or business of the Corporation or the Subsidiary or the ability of any of them to perform the obligations thereof and none of the Corporation or the Subsidiary is subject to any judgement, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which, either separately or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on the Corporation or the Subsidiary operations or business of the Corporation or the Subsidiary or the ability of the Corporation to perform its obligations under this Agreement.

(vv)

Intellectual Property: The Corporation or the Subsidiary owns or possesses adequate enforceable rights to use all trademarks, copyrights and trade secrets used in the conduct of the business thereof and, to the knowledge of the Corporation neither the Corporation nor the Subsidiary is infringing upon the rights of any other Person with respect to any such trademarks, copyrights or trade secrets and no other Person has infringed any such trademarks, copyrights or trade secrets.

(ww)

Non-Arm's Length Transactions: Except as disclosed in the Disclosure Documents, neither the Corporation nor the Subsidiary owes any amount to, nor has the Corporation or the Subsidiary any present loans to, or borrowed any amount from or is otherwise indebted to, any officer, director, employee or securityholder of any of them or any Person not dealing at "arm's length" (as such term is defined in the Income Tax Act (Canada)) with any of them except for employee reimbursements and compensation paid or other advances of funds in the ordinary and normal course of the business of the Corporation or the Subsidiary. Except employee or consulting arrangements made in the ordinary and normal course of business, neither the Corporation nor the Subsidiary is a party to any contract, agreement or understanding with any officer, director, employee or securityholder of any of them or any other Person not dealing at arm's length with the Corporation and the Subsidiary. No officer or employee of the Corporation or the Subsidiary and no Person which is an affiliate or associate of any of the foregoing Persons, owns, directly or indirectly, any interest (except for shares representing less than 5% of the outstanding shares of any class or series of any publicly traded company) in, or is an officer, director, employee or consultant of, any Person which is, or is engaged in, a business competitive with the business of the Corporation or the Subsidiary which would reasonably be expected to have a Material Adverse Effect on the ability to properly perform the services to be performed by such Person for the Corporation or the Subsidiary. To the knowledge of the Corporation, no officer, director, employee or securityholder of the Corporation or the Subsidiary has any cause of action or other claim whatsoever against, or owes any amount to, the Corporation or the Subsidiary except for claims in the ordinary and normal course of the business of the Corporation or the Subsidiary such as for accrued vacation pay or other amounts or matters which would not be material to the Corporation.

(xx)

Minute Books: Since December 1, 2009, and, to the knowledge of the Corporation for the period from inception to such date, the minute books of the Corporation and the Subsidiary, all of which have been or will be made available to the Agent or counsel to the Agent, are complete and accurate in all material respects, except for minutes of board meetings that have not been formally approved by the board of directors or items in the minute book that are not current, but which are not material in the context of the Corporation and the Subsidiary on a consolidated basis.

(yy)

Material Contracts: The Prospectus describes and the Corporation has made available to the Agent true, correct and complete copies of (including all amendments or modifications to) each contract, agreement, commitment, arrangement, lease (including with respect to personal property) and other instruments to which the Corporation or its Subsidiary is a party or by which the Corporation, its Subsidiary or any of their respective properties or assets is bound, as of the date hereof, that, individually or together in a series of related instruments:

(i)

are required to be filed by the Corporation as a “material contract” pursuant to section 12.2 of the National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators;

(ii)

contain covenants that limit in anything other than in a de minimis respect the ability of the Corporation or its Subsidiary to compete in any business or with any person or in any geographic area, or to sell any mineral or other product or to acquire any Person;

(iii)	relates to the formation, creation, operation, management or control of any partnership or joint venture with a third party;

(iv)

relate to (A) indebtedness for borrowed money or the deferred purchase price of property, or (B) conditional sale arrangements, the sale, securitization or servicing of loans or loan portfolios, in each case in connection with which the aggregate actual or contingent obligations of the Corporation and its Subsidiary under such contract are greater than $500,000;

(v)

that involve the acquisition, disposition or issuance, directly or indirectly, of assets (including the purchase, sale or lease of a mineral property) or equity interests of another Person or the Corporation or its Subsidiary for aggregate consideration under such contract in excess of $500,000 (other than acquisitions or dispositions of assets in the ordinary course of business);

(vi)

provide for aggregate payment or receipt by the Corporation and its Subsidiary under such contract of more than $500,000 over the remaining term of such contract, other than supply contracts entered into in the ordinary course;

(vii)

obligate the Corporation or its Subsidiary to provide indemnification that would reasonably be expected to result in payments in excess of $1,000,000 other than ordinary course commercial agreements entered into consistent with past practice;

(viii)

obligate the Corporation to make any capital commitment or expenditure (including pursuant to any exploration or development project or joint venture) outside of the expenditures set out in the Prospectus under the heading “Use of Proceeds”;

(ix)	that contain restrictions with respect to the issue of securities of the Corporation or its Subsidiary;

(x)

relate to any guarantee or assumption of other obligations or reimbursement of any maker of a letter of credit (with respect to any environmental bond or otherwise) or obligate the Corporation or its Subsidiary with respect to any of the foregoing; or

(xi)	is or relates to a Collective Bargaining Agreement.

8.                Representations and Warranties of the Agent. The Agent represents and warranties to the Corporation that each of the following representations and warranties is true and correct on the date of this Agreement and as at the Closing Time:

(a)

Incorporation and organization: The Agent is a valid and subsisting corporation under the law of the jurisdiction in which it was incorporated and has good and sufficient power and authority to enter into this Agreement and complete the transactions under this Agreement on the terms and conditions set forth herein.

(b)	Registration: The Agent is duly registered under the Applicable Securities Laws under a category that permits it to sell the Securities and Underlying Securities in the Qualifying Jurisdictions.

(c)	Representation and Warranty on behalf of the Corporation: The Agent has not made any representation or warranty on behalf of the Corporation.

9.                Closing Deliveries. The purchase and sale of the Securities shall be completed at the Closing Time at the offices of McMillan LLP, Vancouver, British Columbia, or at such other place as WWCM and the Corporation may agree. At or prior to the Closing Time, the Corporation shall duly and validly deliver to the Agent certificates in definitive form representing the Securities registered in such names as the Agent shall notify the Corporation in writing not less than 48 hours prior to Closing Time, against payment by the Agent to the Corporation, or as directed by the Corporation, in lawful money of Canada by wire transfer or, if permitted by applicable law, by certified cheque or bank draft payable at par in the City of Vancouver, British Columbia, of an amount equal to the aggregate purchase price for the Securities being issued and sold hereunder and all of the estimated out-of-pocket expenses of the Agent payable by the Corporation to the Agent in accordance with paragraph 18 hereof.

10.             Agent’s Obligation to Complete the Offering. The obligation of the Agent to complete the Offering shall be subject to the satisfaction of each of the following conditions (it being understood that the Agent may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of the following terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Agent any such waiver or extension must be in writing and signed by each of them):

(a)

the Agent shall have received an opinion, dated as of the Closing Date and subject to customary qualifications, of McMillan LLP and of local counsel in each of the Qualifying Jurisdictions other than Ontario, British Columbia and Alberta (it being understood that such counsel may rely to the extent appropriate in the circumstances, (i) as to matters of fact, on certificates of the Corporation executed on its behalf by a senior officer of the Corporation and on certificates of Computershare Investor Services Inc., the transfer agent and registrar for the Corporation, as to the issued capital of the Corporation and a letter from the TSX as to the listing of the Underlying Securities; and (ii) as to matters of fact not independently established, on certificates of an officer of the Corporation, the Corporation’s Auditors or a public official) with respect to the following matters:

(i)

the incorporation and subsistence of the Corporation under the laws of British Columbia and as to the corporate power of the Corporation to carry out its obligations under this Agreement, and to issue the Securities and the Underlying Securities;

(ii)	the authorized and issued capital of the Corporation;

(iii)

that the Corporation has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the certificates representing the Securities and that each of this Agreement and each of the certificates representing Securities constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms;

(iv)

that the execution and delivery of this Agreement and the performance by the Corporation of its obligations hereunder does not and will not conflict with, result in a breach of or create a state of facts which, whether with or without the giving of notice or lapse of time or both, will (i) result in a breach or violation of any of the terms, conditions or provisions of the notice of articles or articles of the Corporation, or (ii) violate the provisions of any securities law, statute, rule or regulation to which the Corporation or the property or assets thereof is subject;

(v)

that the Securities and the Underlying Securities have been duly authorized and validly allotted for issuance by the Corporation and such Unit Shares and when paid for, Warrant Shares, when issued, will be outstanding as fully paid and non-assessable shares;

(vi)	that the attributes of the Securities and the Underlying Securities conform in all material respects with the description thereof contained in the Final Prospectus;

(vii)

that all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of the Preliminary Prospectus and the Final Prospectus and the filing of such documents as are required under Securities Laws in each of the Qualifying Jurisdictions;

(viii)

that no consent, approval, authorization or order of or filing, registration or qualification with any court, governmental agency or body or regulatory authority having jurisdiction is required at this time for the execution and delivery by the Corporation of this Agreement and the performance of its obligations hereunder, except for such as have been made or obtained;

(ix)

that all approvals, permits, consents, orders and authorizations have been obtained, all necessary documents have been filed and all other legal requirements have been fulfilled under Securities Laws of the Qualifying Jurisdictions to qualify the issuance or distribution and sale of the Securities to the public in each of the Qualifying Jurisdictions and to permit the issuance, sale and delivery of such Securities to the public through dealers registered under the applicable laws of each of the Qualifying Jurisdictions who have complied with the relevant provisions of such laws and the terms of their registration;

(x)

that the statements set forth in the Final Prospectus under the heading “Eligibility for Investment” in so far as they purport to describe the provisions of the laws referred to therein, are fair summaries of the matters discussed therein;

(xi)	that the Underlying Securities issuable pursuant to the Securities have been conditionally approved for listing on the TSX subject only to the Listing Conditions;

(xii)	that the Corporation is a reporting issuer in the Reporting Provinces; and

(xiii)	as to such other matters as the Agent’s legal counsel may reasonably request prior to the Closing Time;

(b)

the Agent shall have received a legal opinion addressed to the Agent from McMillan LLP, United States counsel for the Corporation, dated as of the Closing Date, in form and substance satisfactory to the Agent, acting reasonably, to the effect that the offer and sale of the Securities are not required to be registered under the U.S. Securities Act. It being understood that such counsel need not express its opinion with respect to any subsequent resales;

(c)

the Agent shall have received favourable legal opinions addressed to the Agent and the Agent’s counsel in form and substance satisfactory to the Agent’s counsel, acting reasonably, dated as of the Closing Date from counsel to the Corporation in Nevada as to the incorporation and subsistence of the Subsidiary, the corporate power and capacity of the Subsidiary to carry on its business as presently carried on and to own its assets and as to the registered ownership of the issued and outstanding securities of the Subsidiary;

(d)

the Corporation will have caused a title opinion to be delivered by counsel satisfactory to the Agent, acting reasonably, in respect of the Copperstone Project in form and substance satisfactory to the Agent and Agent’s counsel, acting reasonably;

(e)

the Agent shall have received an incumbency certificate, dated as of the Closing Date, including specimen signatures of the Chief Executive Officer, the Chief Financial Officer and any other officer of the Corporation signing this Agreement or any document delivered hereunder;

(f)

the Agent shall have received a certificate, dated as of the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Corporation (or such other officer or officers of the Corporation acceptable to the Agent, acting reasonably), addressed to the Agent and its legal counsel to the effect that, to the best of their knowledge, information and belief, after due enquiry and without personal liability:

(i)

the representations and warranties of the Corporation in this Agreement, including those arising as a result of the delivery of the Final Prospectus and any Supplementary Material, are true and correct in all material respects as if made at and as of the Closing Time and the Corporation has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied in all material respects at or prior to the Closing Time;

(ii)

no order, ruling or determination having the effect of suspending the sale or ceasing, suspending or restricting the trading of Common Shares in the Qualifying Jurisdictions has been issued or made by any stock exchange, securities commission or regulatory authority and is continuing in effect and no proceedings, investigations or enquiries for that purpose have been instituted or are pending;

(iii)

other than as set out in the Disclosure Documents, no action, suit, proceeding or enquiry is outstanding, pending or threatened against or affecting the Corporation or the Subsidiary or to which any property or assets of the Corporation or the Subsidiary is subject, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would reasonably be expected to be a Material Adverse Effect on the Corporation or the Subsidiary.

	(iv)	the notice of articles and articles of the Corporation delivered at Closing are full, true and correct copies, unamended, and in effect on the date thereof;

(v)

the minutes or other records of various proceedings and actions of the Corporation’s board of directors relating to the Offering and delivered at Closing are full, true and correct copies thereof and have not been modified or rescinded as of the date thereof; and

(vi)	since the date of the Final Prospectus, there has been no Material Adverse Effect on the Corporation or the Subsidiary,

and each such statement shall be true;

(g)

the Agent shall have received a letter, dated as of the Closing Date, in form and substance satisfactory to the Agent, addressed to the Agent and the directors of the Corporation from the Corporation’s Auditors confirming the continued accuracy of the comfort letters to be delivered to the Agent pursuant to subparagraph 4(a)(iii) hereof with such changes as may be necessary to bring the information in such letter forward to a date not more than two Business Days prior to the Closing Date, which changes shall be acceptable to the Agent;

(h)

the Unit Shares, the Optioned Shares, the Warrant Shares and any Common Shares underlying the Optioned Warrants shall have been approved for listing on the TSX, subject only to the official notices of issuance and fulfilment of the Listing Conditions;

(i)

the Agent shall have conducted all due diligence inquiries and investigations and not identified any material adverse changes or misrepresentations or any items materially adversely affecting the Corporation’s affairs which exist as of the date hereof but which have not been widely disseminated to the public;

(j)	the Agent shall have received a certificate of status in respect of the Corporation; and

(k)

the Agent shall have received a certificate from Computershare Investor Services Inc. as to the number of Common Shares issued and outstanding as at a date no more than two Business Days prior to the Closing Date.

11.                Purchases of Optioned Shares. The Agent's obligation to acquire the Optioned Securities on the Option Closing Date (in the event that the Over-Allotment Option is exercised by WWCM) for placement with substituted purchasers shall be subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement as of the Option Closing Date, to the accuracy of the statements of the officers of the Corporation made in any of the certificates of the Corporation or the Subsidiary furnished pursuant to the provisions hereof.

12.                Restrictions on Further Issues or Sales. The Corporation agrees not to, directly or indirectly, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or agree to or announce any intention to, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, any additional Common Shares or any securities convertible or exchangeable into Common Shares, other than pursuant to (i) this Agreement; (ii) the grant or exercise of stock options and other similar issuances pursuant to any stock option plan or similar share compensation arrangements in place prior to the date hereof; (iii) the issuance of Common Shares upon the exercise of convertible securities, warrants or options; or (iv) pursuant to acquisition of shares or assets of arm's length persons which does not result in a change of control of the Corporation for a period of 120 days from the Closing Date without the prior written consent of the Agent, such consent not to be unreasonably withheld.

13.                All Terms to be Conditions. The Corporation agrees that the conditions contained in paragraph 10 will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation and that it will use its commercially reasonable efforts to cause all such conditions to be complied with. Any breach or failure to comply with any of the conditions set out in paragraph 10 (except subparagraph 10(i)) shall entitle the Agent to terminate its obligation to complete the Offering, by written notice to that effect given to the Corporation at or prior to the Closing Time. It is understood that the Agent may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Agent in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Agent any such waiver or extension must be in writing and signed by the Agent.

14.                Termination Events. The Agent shall be entitled, at its sole option, to terminate and cancel, without any liability on the part of the Agent, all of the obligations thereof under this Agreement by notice in writing to that effect delivered to the Corporation prior to or at the Closing Time if:

(a)	the Agent is not satisfied in its sole discretion, acting reasonably, with its due diligence review and investigations of the Corporation;

(b)

there is, in the opinion of the Agent, acting reasonably, a material change or a change in any material fact or a new material fact shall arise which would be expected to have a Material Adverse Effect on the Corporation or on the market price or the value of the securities of the Corporation;

(c)

the state of the financial markets, whether national or international, is such that in the sole opinion of the Agent, acting reasonably, it would be impractical or unprofitable to offer or continue to offer the Securities for sale;

(d)

there should develop, occur or come into effect any event of any nature, including without limitation, accident, act of terrorism, public protest, governmental law or regulation which in the sole opinion of the Agent, acting reasonably, adversely affects or may adversely affect the financial markets or the business, affairs, prospects or financial condition of the Corporation or its material properties or the market price or value of the Common Shares or the marketability of the Securities;

(e)

there is an enquiry or investigation (whether formal or informal) by any securities regulatory authority in relation to the Corporation or any one of their officers or directors, or any of its principal shareholders that, in the sole opinion of the Agent, acting reasonably, the commencement thereof materially adversely affects the trading of the Common Shares or distribution of the Securities or may have an impact on the market price or value of the Common Shares or the Securities;

(f)	the Corporation is in breach of a material term of this Agreement, or any representation or warranty given by the Corporation in this Agreement becomes or is false in a material respect;

(g)

the Agent becomes aware of, as a result of its due diligence review or otherwise, of any material adverse change, or an adverse change in any material fact, with respect to the Corporation (in the sole opinion of WWCM, acting reasonably) which has not been disclosed to WWCM prior to the date hereof; or

(h)	both the Agent and the Corporation agree in writing to terminate this Agreement.

                      Upon the occurrence of any of the foregoing events, the Agent shall be entitled to terminate and cancel its obligations to the Corporation hereunder by written notice to that effect given to the Corporation and WWCM prior to the Closing.

15.                Survival of Representations and Warranties. All terms, warranties, representations, covenants and agreements herein contained or contained in any documents delivered pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the purchase and sale of the Securities and will continue in full force and effect for the benefit of the Agent and/or the Corporation, as the case may be, regardless of any subsequent disposition of the Securities or any investigation by or on behalf of the Agent with respect thereto for a period ending on the later of: (a) the date that is two years following the Closing Date, and (b) the latest date under applicable Securities Laws (non-residents of Canada being deemed to be resident in the Province of British Columbia for such purposes) that an action may be commenced or a right of rescission may be exercised with respect to a misrepresentation contained in the Final Prospectus or, if applicable, any Supplementary Material. The Agent will be entitled to rely on the representations and warranties of the Corporation contained in this Agreement or delivered pursuant to this Agreement notwithstanding any investigation, which the Agent may undertake or which may be undertaken on the Agent’s behalf.

16.                Indemnity.

(a)

The Corporation shall indemnify and save harmless the Agent, its affiliates and its directors, partners, officers and employees (the “Agent’s Personnel”), against all losses, claims, damages, liabilities, costs or expenses (other than loss of profits) (other than with respect to claims by the Corporation), whether joint or several, caused or incurred by reason of or in connection with the Offering including, without limitation, the following:

(i)

any information or statement (except any information or statement relating solely to the Agent provided by the Agent) contained in the Offering Documents, which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation or any omission or any alleged omission to state therein any fact or information (except facts or information relating solely to the Agent provided by the Agent) required to be stated therein or necessary to make any of the statements therein not misleading in light of the circumstances in which they are made;

(ii)

any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority, based upon any misrepresentation (as defined in the Securities Act (Ontario)) or alleged misrepresentation (except a misrepresentation relating solely to the Agent contained in information provided by the Agent) in the Offering Documents (except any document or material delivered or filed solely by the Agent) based upon any failure or alleged failure to comply with Securities Laws preventing and restricting the trading in or the sale of the Securities in the Qualifying Jurisdictions;

(iii)

the non-compliance or alleged non-compliance by the Corporation with any requirement of applicable Securities Laws, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection; or

(iv)

a material breach of any representation, warranty, undertaking or covenant of the Corporation contained in this Agreement or the failure of the Corporation to comply in all material respects with any of its obligations hereunder;

and will reimburse the Agent promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, liabilities or actions in respect thereof, as incurred, including, without limitation, expenses in connection with any regulatory procedures or investigations.

(b)

The Corporation shall not, without the prior written consent of the Agent, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Agent or the Agent’s Personnel are a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Agent and the Indemnified Parties from all liability arising out of such claim, action, suit or proceeding (with no statement of any liability on the part of the Agent or any Indemnified Party, as defined below). Notwithstanding the foregoing, an Indemnifying Party shall not be liable for the settlement of any claim or action in respect of which indemnity may be sought hereunder effected without its written consent, which consent shall not be unreasonably withheld.

(c)

Notification of Claims. If any matter or thing contemplated by subparagraph 16(a) (any such matter or thing being referred to as a “Claim”) is asserted against any party in respect of which indemnification is or might reasonably be considered to be provided (an “Indemnified Party”), such Indemnified Party will notify the Corporation in writing as soon as possible after becoming aware of the nature of such Claim (but the omission or delay so to notify the Corporation of any potential Claim shall not relieve the Corporation from any liability which it may have to any Indemnified Party and any omission or delay so to notify the Corporation of any actual Claim shall affect the Corporation’s liability only to the extent that it is prejudiced by that omission or delay) and the Corporation shall be entitled (but not required) to participate in and, to the extent that it shall wish, to assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement of any such Claim may be made by the Corporation or the Indemnified Party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, and the Corporation shall not be liable for any settlement of any such Claim unless it has consented in writing to such settlement.

(d)

Right of Indemnity in Favour of Others. With respect to any Indemnified Party who is not a party to this Agreement, the Agent shall obtain and hold the rights and benefits of this paragraph 16 and paragraph 17 in trust for and on behalf of such Indemnified Party.

(e)

Retaining Counsel. In any such Claim, the Indemnified Party shall have the right to retain other counsel to act on his or its behalf and to participate in the defence thereof, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless: (i) the Corporation and the Indemnified Party shall have mutually agreed to the retention of the other counsel; (ii) the Corporation fails to assume the defence of such Claim on behalf of the Indemnified Party within a reasonable time of receiving written notice to assume the defence of such Claim; or (iii) the named parties to any such Claim (including any added third party) include both the Indemnified Party and the Corporation and the Indemnified Party shall have been advised by counsel that representation of the Indemnified Party by counsel for the Corporation is inappropriate as a result of potential or actual differing interests of those represented; in each of which cases the Corporation shall not have the right to assume the defence of such Claim on behalf of the Indemnified Party but the Corporation shall be liable to pay the reasonable fees and disbursements of counsel to the Indemnified Party.

(f)

Applicability. The foregoing indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such losses, expenses, claims, damages or liabilities to which the Indemnified Party may be subject were caused by the fraud, dishonesty, negligence or wilful misconduct of the Indemnified Party or breach of applicable law by the Indemnified Party.

17.	(a)

Contribution. In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in paragraph 16 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Agent or enforceable otherwise than in accordance with its terms, the Corporation and the Agent shall contribute to the aggregate of all claims, expenses, costs and liabilities (including any legal expenses reasonably incurred by the Indemnified Party in connection with any Claim which is the subject of this paragraph) and all losses (other than loss of profits) of a nature contemplated in paragraph 16 in such proportions so that the Agent is responsible for the portion represented by the percentage that the aggregate fee payable by the Corporation to the Agent bears to the gross proceeds of the Offering of the Securities and the Corporation is responsible for the balance. The Agent shall not in any event be liable to contribute, in the aggregate, any amounts in excess of such aggregate fee or any portion of such fee actually received. However, no party who has engaged in any fraud, wilful misconduct or negligence shall be entitled to claim contribution from any Person who has not engaged in such fraud, wilful misconduct or negligence. The Corporation hereby waives all rights which it may have by statute or common law to recover contribution from the Agent in respect of losses, claims, costs, damages, expenses or liabilities which any of them may suffer or incur directly or indirectly (in this paragraph, “losses”) by reason of or in consequence of a document containing a misrepresentation; provided, however, that such waiver shall not apply in respect of losses by reason of or in consequence of any misrepresentation which is based upon or results from information or statements furnished by and relating solely to the Agent.

(b)

Right of Contribution in Addition to Other Rights. The rights to contribution provided in this paragraph 17 shall be in addition to and not in derogation of any other right to contribution which the Agent may have by statute or otherwise at law.

(c)

Calculation of Contribution. In the event that the Corporation may be held to be entitled to contribution from the Agent under the provisions of any statute or at law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of:

	(i)	the portion of the full amount of the loss or liability giving rise to such contribution for which the Agent is responsible, as determined in subparagraphs 17(a) or (b) above, as the case may be; and

	(ii)	the amount of the aggregate fee actually received by the Agent from the Corporation under this Agreement,

	(iii)	and the Agent shall in no event be liable to contribute any amount in excess of such Agent’s portion of the agency fee actually received from the Corporation under this Agreement.

(d)

Notice. If the Agent has reason to believe that a Claim for contribution may arise, it shall give the Corporation notice of such Claim in writing, as soon as reasonably possible, but failure to notify the Corporation shall not relieve the Corporation of any obligation which it may have to the Agent under this paragraph.

18.                Expenses.

(a)

Expenses and Fees: The Corporation shall pay all reasonable and documented expenses and fees in connection with the offering of Securities contemplated by this Agreement, including, without limitation, all expenses of or incidental to the issue, sale or distribution of the Securities and all expenses of or incidental to all other matters in connection with the transaction set out in this Agreement, including, without limitation, the fees and expenses payable in connection with the distribution of the Securities, the fees and expenses of the Corporation’s counsel and of local counsel to the Corporation, the reasonable fees and expenses of the auditors and the transfer agent for the Common Shares, all costs incurred in connection with the preparation and printing of the Offering Documents and certificates representing the Securities, all costs incurred related to road shows and marketing activities, filing fees and all reasonable expenses and fees incurred by the Agent and the reasonable fees and disbursements of counsel to the Agent, whether or not the Offering is completed.

(b)

Taxes: In connection with any amount payable by the Corporation as directed or charged by the Agent under this paragraph 17 that is payable in satisfaction of applicable federal Goods and Services Tax, Provincial Sales tax and/or or Harmonized Sales Tax (collectively, “Tax”), the Agent shall provide the Corporation with a breakdown of the Tax payable to enable the Corporation to claim a credit or reimbursement for such Tax from applicable government authorities, if applicable.

19.                Advertisements. The Corporation acknowledges that the Agent shall have the right, subject always to this Agreement and Schedule “A”, at their own expense, subject to the prior consent of the Corporation, such consent not to be unreasonably withheld, to place such advertisement or advertisements relating to the sale of the Securities contemplated herein as the Agent may consider desirable or appropriate and as may be permitted by applicable law. The Corporation and the Agent agrees that it will not make or publish any advertisement in any media whatsoever relating to, or otherwise publicize, the transaction provided for herein so as to result in any exemption from the prospectus and registration or other similar requirements under applicable securities legislation in any of the provinces of Canada or any other jurisdiction in which the Securities shall be offered and sold being unavailable in respect of the sale of the Securities to prospective purchasers.

20.                U.S. Offers. The Agent makes the representations, warranties and covenants applicable to them in Schedule “A” hereto and agree, on behalf of themselves and their United States registered broker-dealer affiliates, for the benefit of the Corporation, to comply with the U.S. selling restrictions imposed by the laws of the United States and set forth in Schedule “A” hereto, which forms part of this Agreement. Notwithstanding the foregoing provisions of this section, the Agent will not be liable to the Corporation under this section or Schedule “A” with respect to a violation by another Agent of the provisions of this section or Schedule “A” if the former Agent is not itself also in violation; and the Corporation makes the representations, warranties and covenants applicable to it in Schedule “A” hereto.

21.                Notices. Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

(a)	If to the Corporation, to:

American Bonanza Gold Corp.
675 West Hastings Street, Suite 305
Vancouver, British Columbia
V6B 1N2

Attention: Brian Kirwin
E-mail: info@americanbonanza.com

with a copy (for information purposes only and not constituting notice) to:

McMillan LLP
1500 Royal Centre
1055 West Georgia Street

PO Box 11117
Vancouver, British Columbia
V6E 4N7
Attention: Cory H. Kent
E-mail: cory.kent@mcmillan.ca

If to the Agent, to:

Wellington West Capital Markets Inc.
145 King Street West, Suite 700
Toronto, Ontario
M5H 1J8

Attention: Bill Washington
E-mail: bwashington@wwcm.com

With a copy (for information purposes only and not constituting notice) to:

Fraser Milner Casgrain LLP
77 King St. W., Suite 400
Toronto-Dominion Centre
Toronto, Ontario M5K 0A1

Attention: James Clare
Email: james.clare@fmc-law.com

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or one hour after being telecopied and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or fax number.

22.                Time of the Essence. Time shall, in all respects, be of the essence hereof.

23.                Canadian Dollars. All references herein to dollar amounts are to lawful money of Canada.

24.                Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

25.                Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

26.                Entire Agreement. This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Agreement may be amended or modified in any respect by written instrument only.

27.                Severability. If one or more provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

28.                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Each of the Corporation and the Agent irrevocably agrees that the courts of the Province of British Columbia shall have non-exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this Agreement and the transactions contemplated hereby (“Proceedings”) and, for these purposes, each of them irrevocably submits to the jurisdiction of the British Columbia courts and waives (and irrevocably agrees not to raise) any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in any British Columbia court shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

29.                Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Corporation and the Agent and their respective successors and permitted assigns.

30.                Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

31.                Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

32.                Counterparts and Facsimile Copies. This Agreement may be executed in any number of counterparts and by facsimile, which taken together shall form one and the same agreement.

33.                Conflict. The Corporation acknowledges that the Agent and its affiliates carry on a range of businesses, including providing stockbroking, investment advisory, research, investment management and custodial services to clients and trading in financial products as agent or principal. It is possible that the Agent and other entities in its respective group that carry on those businesses may hold long or short positions in securities of companies or other entities, which are or may be involved in the transactions contemplated in this Agreement and effect transactions in those securities for their own account or for the account of their respective clients. The Corporation agrees that these divisions and entities may hold such positions and effect such transactions without regard to the Corporation’s interests under this Agreement.

34.                Fiduciary. The Corporation hereby acknowledges that the Agent is acting solely as Agent in connection with the purchase and sale of the Securities. The Corporation further acknowledges that the Agent is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Agent acts or be responsible as a fiduciary to the Corporation, its management, shareholders or creditors or any other Person in connection with any activity that the Agent may undertake or have undertaken in furtherance of such purchase and sale of the Corporation’s securities, either before or after the date hereof. The Agent hereby expressly disclaims any fiduciary or similar obligations to the Corporation, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Corporation hereby confirms its understanding and agreement to that effect.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

If the Corporation is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Agreement where indicated below and delivering the same to the Agent.

Yours very truly,

WELLINGTON WEST
CAPITAL MARKETS INC.
By:

"Bill Washington"
Name:	Bill Washington
Title:	Managing Director

The foregoing is hereby accepted on the terms and conditions therein set forth as of the 17th day of January, 2011.

AMERICAN BONANZA GOLD CORP.

By:	"Brian Kirwin"
Brian Kirwin
Chief Executive Officer

SCHEDULE “A”

UNITED STATES OFFERS AND SALES

As used in this Schedule “A” and related appendices, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Agency Agreement to which this Schedule “A” is annexed and to which it forms a part, and the following terms shall have the meanings indicated:

(a)

“Directed Selling Efforts” means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Units and includes the placement of an advertisement in a publication with a general circulation in the United States that refers to the offering of the Units;

(b)

“Foreign Issuer” shall have the meaning ascribed thereto in Regulation S. Without limiting the foregoing, but for greater clarity, it includes any issuer which is a corporation or other organization incorporated or organized under the laws of any country other than the United States, except an issuer meeting the following conditions as of the last business day of its most recently completed second fiscal quarter: (1) more than 50 percent of the outstanding voting securities of such issuer are owned of record either directly or indirectly by residents of the United States; and (2) any of the following: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

(c)

“General Solicitation” and “General Advertising” means “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) under the U.S. Securities Act, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio, or television or the internet or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or in any other manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

(d)	“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D;

(e)	“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

(f)	“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

(g)	“SEC” means the United States Securities and Exchange Commission;

(h)	“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Regulation S;

(i)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(j)

“U.S. Fiduciary” means a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States holding a discretionary account or similar account (other than an estate or trust) for the benefit of a person excluded from the definition of "U.S. Person" pursuant to paragraph (k)(2)(i) of Rule 902 of Regulation S, provided that the U.S. Fiduciary is acting solely in its capacity as the holder of such accounts;

(k)	“U.S. Person” means a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S; and

(l)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

Representations, Warranties and Covenants of the Agent

The Agent acknowledges that the Units have not been and will not be registered under the U.S. Securities Act and may be offered and sold only in transactions exempt from or not subject to the registration and broker-dealer requirements of the U.S. Securities Act and state securities laws. Accordingly, the Agent and the U.S. Affiliates represents, warrants and covenants to the Corporation that:

1.

It has not offered or sold, and will not offer or sell, any Units except (a) in accordance with Rule 903 of Regulation S or (b) in the United States or to U.S. Persons as provided in paragraphs 2 through 12 below; provided that, for all purposes hereof (including Exhibit "A" hereto), U.S. Fiduciaries shall be deemed not to be in the United States. Accordingly, neither the Agent nor its U.S. Affiliate nor any Persons acting on its or their behalf has engaged or will engage in (i) any offer to sell or any solicitation of an offer to buy, any Units or to or for the account or benefit of any U.S. Person or any Person in the United States, or (ii) any sale of Units to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such Agent, U.S. Affiliate or Person acting on behalf of either reasonably believed that such purchaser was outside the United States, (iii) any Directed Selling Efforts with respect to the Units, or (iv) any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Units.

2.

All offers and sales of the Units in the United States will be effected solely by or through the U.S. Affiliate which is duly registered as a broker-dealer under the U.S. Exchange Act and all applicable state securities laws, in accordance with all applicable United States state and federal securities (including broker-dealer) laws and all applicable rules of the Financial Industry Regulatory Authority, Inc.

3.

It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Units, except with its U.S. Affiliates, any selling group members or with the prior written consent of the Corporation. It shall require each U.S. Affiliate and each selling group member to agree, for the benefit of the Corporation, to comply with, and shall use its best efforts to ensure that each U.S. Affiliate and selling group member complies with, the provisions of this Schedule “A” applicable to such Agent as if such provisions applied to such U.S. Affiliate and selling group member.

4.

Offers and sales of Units in the United States have not been and will not be made (i) by any form of General Solicitation or General Advertising, or (ii) in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

5.

Any offer or sale of, or solicitation of an offer to buy, Units that has been made or will be made in the United States was or will be made only to Accredited Investors in accordance with Rule 506 of Regulation D and in transactions that are exempt from registration under the U.S. Securities Act and applicable state securities laws.

6.

Each offeree in the United States has been or shall be provided with a copy of the preliminary U.S. Placement Memorandum, including the Preliminary Prospectus, Amended and Restated Prospectus or Final Prospectus. Prior to any sale of Units to a Person in the United States or to a Person who was offered Units in the United States or who is a U.S. Person, each such purchaser shall be provided with a copy of the U.S. Placement Memorandum, including the Final Prospectus, and no other written material was used in connection with the offer and sale of the Units in the United States.

7.

It has offered and will offer the Units in the United States only to offerees with respect to which it has a pre-existing relationship and has reasonable grounds to believe was at the time of such offer was an Accredited Investor.

8.

All purchasers of the Units that are in the United States or who are U.S. Persons shall be informed that the Units have not been and will not be registered under the U.S. Securities Act and are being offered and sold to such purchasers in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506 of Regulation D.

9.

Prior to the completion of any sale of Units to Persons in the United States or who are U.S. Persons, each such purchaser, or any Person that is purchasing the Units for the account or benefit of a Person in the United States or a U.S. Person, will be required to execute and deliver a U.S. purchaser's letter substantially in the form set forth as Exhibit "B" to the U.S. Placement Memorandum.

10.

At least one business day prior to each of the Closing Time, the transfer agent of the Units and the Corporation will be provided with a list of all purchasers of the Units in the United States or who are U.S. Persons and all purchasers who were offered Units in the United States.

11.

At the Closing Time, the Agent together with its U.S. Affiliate that offered or sold the Units in the United States or to U.S. Persons, will provide to the Corporation a certificate in the form of Exhibit A to this Schedule “A” relating to the manner of the offer and sale of the Units in the United States or to U.S. Persons or will be deemed to have represented and warranted that neither it nor its U.S. Affiliate offered or sold securities in the United States or to U.S. Persons.

Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants, covenants and agrees that:

1.

The Corporation (i) is a Foreign Issuer with no Substantial U.S. Market Interest in its common shares; (ii) is not required to be registered as an “investment company”, under the United States Investment Company Act of 1940, as amended; and (iii) neither the Corporation nor any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

2.

Except with respect to offers and sales to Accredited Investors in reliance upon an exemption from registration available under Section 4(2) of the U.S. Securities Act and Regulation D, neither the Corporation nor any of its affiliates, nor any person acting on its or their behalf (other than the Agent, its U.S. Affiliates, its respective affiliates or any person acting on its behalf, in respect of which no representation is made), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Units to or for the account or benefit of a U.S. Person or a Person in the United States; or (B) any sale of Units unless, at the time the buy order was or will have been originated, (i) the purchaser is outside the United States and not a U.S. Person or (ii) the Corporation, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States and not a U.S. Person.

3.

During the period in which the Units are offered for sale, neither it nor any of its affiliates, nor any person acting on its or their behalf (other than the Agent, its U.S. Affiliates, its respective affiliates or any person acting on its behalf, in respect of which no representation is made) has engaged in or will engage in any Directed Selling Efforts in the United States or has taken or will take any action that would cause the exemption afforded by Section 4(2) of the U.S. Securities Act and Regulation D to be unavailable for offers and sales of Units in the United States in accordance with this Schedule "A", or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sale of Units outside the United States in accordance with this Agency Agreement.

4.

None of the Corporation, any of its affiliates or any person acting on its or their behalf (other than the Agent, its U.S. Affiliates, its respective affiliates or any person acting on its behalf, in respect of which no representation is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, Units in the United States by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

5.

The Corporation has not and will not, during the period beginning six months prior to the start of the offering of Units and ending six months after the completion of the offering of Units sell, offer for sale or solicit any offer to buy any of its common shares in the United States or to U.S. Persons in a manner that would be integrated with and would cause the exemption from registration provided by Rule 506 of Regulation D to be unavailable with respect to offers and sales of the Units pursuant to this Schedule "A".

6.

The Corporation will, within prescribed time periods, prepare and file any forms or notices required under the U.S. Securities Act or applicable blue sky laws in connection with the offer and sale of the Units.

7.

None of the Corporation, any of its affiliates or any person acting on any of their behalf (other than the Agent, its respective affiliates, or any person acting on any of its behalf, in respect of which no representation is made) has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Units.

EXHIBIT “A”

TO SCHEDULE “A”

AGENT’S CERTIFICATE

In connection with the private placement in the United States of units (the “Units”) of American Bonanza Gold Corp. (the “Corporation”) pursuant to the Agency Agreement dated as of January 17, 2011 among the Corporation and the Agent named therein (the “Agent”), each of the undersigned does hereby certify as follows:

(i)

each undersigned U.S. affiliate of the undersigned Agent (the “U.S. Affiliate”) who offered or sold Units in the United States is duly registered as a broker or dealer under the U.S. Exchange Act and the securities laws of each state in which such offer or sale is made (unless exempted from the respective state’s broker-dealer registration requirements) and a member of and in good standing with the Financial Industry Regulatory Authority, Inc. (“FINRA”) on the date hereof and on the date of each offer and sale made in the United States;

(ii)

all offers and sales of Units in the United States or to or for the account or benefit of Persons in the United States were made only through the U.S. Affiliate and have been effected in accordance with all applicable U.S. broker-dealer requirements;

(iii)

each offeree was provided with a copy of the U.S. Placement Memorandum, including the Prospectus, and each purchaser of Units (i) in the United States or who is a U.S. Person or (ii) who was offered Units in the United States, was provided with a copy of the U.S. Placement Memorandum, including the Prospectus, and no other written material was used in connection with the offer and sale of the Units in the United States;

(iv)

immediately prior to transmitting the U.S. Placement Memorandum, we had reasonable grounds to believe and did believe that each offeree was an “accredited investor” as defined in Rule 501(a) of Regulation D (an “Accredited Investor”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) on the date hereof, we continue to believe that (i) each person in the United States or who is a U.S. Person and (ii) each person offered Units in the United States, in each case that is purchasing Units from us, is an Accredited Investor;

(v)

no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including without limitation advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Units in the United States;

(vi)	the offering of the Units in the United States has been conducted by us and through our U.S. Affiliate in accordance with the terms of the Agency Agreement; and

(vii)

prior to any sale of Units in the United States or to U.S. Persons we caused each United States purchaser that was an Accredited Investor to execute a U.S. Purchaser’s Letter in the form of Exhibit B attached to the U.S. Placement Memorandum.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

Dated this __ day of ______________, 2011.

[AGENT]		[U.S. AFFILIATE]

By:		By:
	Name:		Name:
	Title:		Title:

SCHEDULE “B”

CONVERTIBLE SECURITIES

American Bonanza Gold Corp.
Security	Number	Exercise Price	Expiry Date
Common Shares	130,199,272
Total Common Shares	130,199,272
Options	1,900.000	$0.220	November 6,2012
Options	1,910,000	$0.070	August 6, 2013
Options	2,530,000	$0.060	January 26, 2014
Options	3,720,000	$0.085	March 18, 2014
Options	500,000	$0.090	July 28, 2014
Total Options	10,560,000
Warrants	1,666,858	$0.230	August 11, 2012
Warrants	2,337,583	$0.230	August 24, 2012
Total Warrants	4,004,441